Exhibit 99.1

Contact: Roy Israel
         (516) 829-4343

                 clickNsettle.com Reports First Quarter Results;
          Net Loss per share Narrows to ($0.08) from ($0.15) a Year Ago

GREAT NECK, N.Y., November 14, 2003/PR Newswire/ -- clickNsettle.com, Inc. (OTCBB: CLIK), a global provider of innovative dispute resolution solutions, today announced its revenues and results for the first fiscal quarter ended September 30, 2003. Revenues for the first quarter of fiscal 2004 remained consistent at $987,786 versus $993,359 for the first quarter of fiscal 2003. Last year's first quarter of fiscal 2003 included non-recurring revenue of approximately $42,500. Net loss improved to ($110,768) for the first quarter of fiscal year 2004 versus ($209,335) for the prior year quarterly period. Net loss per share narrowed to ($0.08) in the present period versus ($0.15) a year ago. Cash used in operating activities improved to ($61,780) for the quarter ended September 30, 2003 from ($129,618) for the prior year quarter ended September 30, 2002.

Roy Israel, President & CEO of clickNsettle.com stated, "The management team has taken a long range view and has made significant investments in nurturing superior hearing officer relationships in tandem with building innovative products and establishing a scalable sales/support infrastructure. Based on our ability to successfully execute strategic product and service designs, broad institutional product acceptance and a growing sales pipeline, we are confident we can transform our early investments into company value. This quarter is traditionally a light quarter for us; however, our gross profit margins are extremely strong which bodes well for us given the opportunities in the market, many of which we are confident that we are uniquely positioned to capitalize on."

About clickNsettle.com

Headquartered in Great Neck, New York, clickNsettle.com, Inc. provides innovative and highly effective dispute resolution services and solutions to entities that seek alternatives to the traditional and often time-consuming and expensive legal process. clickNsettle.com, the parent company of NAM (National Arbitration and Mediation), offers a comprehensive selection of some of the finest lawyers globally, with more than 1,700 top-tier former judges and attorneys worldwide. Additionally, the company has a number of inventions designed to enhance transparency and ensure the integrity of ADR (alternative dispute resolution) initiatives. Although the dispute resolution industry is still relatively young, clickNsettle.com has been recognized nationally as a leader in the field and the NAM brand name is well established within the legal and business community.

The statements contained in the release contain forward-looking statements relating to such matters as anticipated financial performance, business prospects, and similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, the

Company notes that a variety of factors could cause the Company's actual results to differ materially from the anticipated results or other expenditures expressed in the Company's forward-looking statements. These factors include changes in the insurance and legal industries; the Company's inability to retain current or new hearing officers; changes in the public court system; and the degree and timing of the market's acceptance of its arbitration and mediation programs and electronic oversight applications.

                                 Table to follow
                     clickNsettle.com, Inc. and Subsidiaries
                CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

                                                               Three months ended September 30,
                                                                   2003                2002
                                                               -----------         -----------
Net revenues                                                   $   987,786         $   993,359
                                                               -----------         -----------
Operating costs and expenses
  Cost of services                                                 218,407             228,926
  Sales and marketing expenses                                     323,502             308,967
  General and administrative expenses                              626,419             653,800
                                                               -----------         -----------

                                                                 1,168,328           1,191,693
                                                               -----------         -----------

           Loss from operations                                   (180,542)           (198,334)

Other income (expenses)
   Investment income (loss)                                         69,196             (12,356)
   Other income                                                        578               1,355
                                                               -----------         -----------

                                                                    69,774             (11,001)
                                                               -----------         -----------

            Loss before income taxes                              (110,768)           (209,335)

Income taxes                                                            --                  --
                                                               -----------         -----------

              NET LOSS                                         $  (110,768)        $  (209,335)
                                                               ===========         ===========

Net loss per common share - basic and diluted                  $     (0.08)        $     (0.15)
                                                               ===========         ===========

Weighted-average shares outstanding - basic and diluted          1,408,176           1,408,176
                                                               ===========         ===========